UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 1, 2026
Vistagen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54014	20-5093315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
343 Allerton Ave.
South San Francisco, California 94080
(Address of principal executive offices)
(650) 577-3600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VTGN	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 1, 2026, Vistagen Therapeutics, Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) of its current non-compliance with Nasdaq Listing Rule 5605(c)(2), which requires the Audit Committee of a Nasdaq-listed company to have at least three members from its Board of Directors, each meeting independence and certain other criteria. As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2026, Ms. Mary Rotunno resigned from the Company’s Board of Directors (the “Board”), effective April 1, 2026 (the “Resignation Date”), reducing the number of directors currently serving on the Company’s Audit Committee from three to two.

The listing of the Company's common stock on The Nasdaq Capital Market is not affected by its current non-compliance with Nasdaq Listing Rule 5605(c)(2).

Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company is entitled to a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2), which cure period will expire upon the earlier of the Company’s next annual meeting of stockholders or one year from the Resignation Date; provided, however, that if the Company's annual meeting of stockholders occurs no later than 180 days following the Resignation Date, the Company shall instead have 180 days from the Resignation Date to regain compliance.

The Company also notified Nasdaq that the Board plans to regain compliance with Nasdaq Listing Rule 5605(c)(2) prior to the expiration of the cure period.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistagen Therapeutics, Inc.

Date: April 2, 2026	By:	/s/ Shawn K. Singh
Shawn K. Singh President and Chief Executive Officer